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                                                                    EXHIBIT 99.2

                                                                             ISO

                           GENETRONICS BIOMEDICAL LTD.
                        INCENTIVE STOCK OPTION AGREEMENT

        GENETRONICS BIOMEDICAL LTD. (the "Company") on _________________ ("Date of Grant") has granted to _________________(the "Optionee"), an option to purchase a total of _______ shares of Common Stock (the "Shares"), at the price set out herein, and, except as otherwise specifically provided herein, in all respects subject to the terms, definitions and provisions of the 2000 STOCK OPTION PLAN (the "Plan") adopted by the Company which is incorporated herein by reference. Terms defined in the Plan shall have the same defined meanings herein.

1. NATURE OF THE OPTION. This Option is granted in connection with and in furtherance of the Company's compensatory benefit plan for employees (including officers), directors and consultants and is intended to: (i) qualify as an "incentive stock option" within the meaning of Section 422 of the Code, (ii) comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act, and (iii) satisfy the requirements of Section 25102(o) of the California Corporate Securities Law of 1968, as amended.

2. TERM OF OPTION. This Option is for a term of ten (10) years, expiring on_____________________ (the "Expiry Date"). The term of this Option may not exceed five (5) years if the Optionee owns, immediately before this Option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

3. EXERCISE PRICE. The exercise price is $______ (U.S. funds) for each share of Common Stock.

4. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

        4.1 RIGHT TO EXERCISE.

               (a) Subject to subsection 4.1(b) below, this Option shall be exercisable cumulatively as follows:

                      (i) Six months from the Date of Grant as to 25% of the Shares subject to the Option, and ending on the Expiry Date;

                      (ii) as to a further 25% of the Shares subject to the Option, or any portion thereof, during the period commencing one (1) year from the Date of Grant and ending on the Expiry Date;


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                      (iii) as to a further 25% of the Shares subject to the
Option, or any portion thereof, during the period commencing two (2) years from the Date of Grant and ending on the Expiry Date;

                      (iv) as to a further 25%of the Shares subject to the Option, or any portion thereof, during the period commencing three (3) years from the Date of Grant and ending on the Expiry Date; PROVIDED THAT, IF ON THE DATE OF GRANT OF THIS OPTION, THE PLAN, OR ANY AMENDMENTS THERETO, HAVE NOT BEEN APPROVED BY THE COMPANY'S SHAREHOLDERS, THIS OPTION SHALL NOT BE EXERCISABLE UNTIL SUCH APPROVAL HAS BEEN OBTAINED.

        Notwithstanding the foregoing, no portion of the Option shall be exercisable as an ISO to the extent that the Fair Market Value of the Shares subject to the Option first becoming exercisable would exceed US$100,000 (valued as at the Date of Grant) in a single calendar year; any such excess portion shall be exercisable as a non-qualified option.

        In calculating this US$100,000 limit, all Options granted to the Optionee under the Plan and any other stock option plan sponsored by the Company or an Affiliate of the Company shall be taken into account and, if Shares under more than this Option have their exercisability as an ISO prohibited by operation of this rule, such Shares shall become exercisable as non-qualified options.

               (b) This Option may not be exercised for a fraction of a share.

               (c) In the event of the Optionee's death, disability or other termination of employment, the exercisability of this Option is governed by the provisions of the Plan.

               (d) By exercising an Option an Optionee agrees to notify the Company in writing of any disposition of any of Shares issued upon exercise of this Option within fifteen (15) days after the date of any disposition of any of such Shares that occurs within two (2) years after the date of grant of this Option or within one (1) year after such Shares are transferred upon exercise of this Option.

               (e) By exercising this Option the Optionee agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Optionee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by the Optionee, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Optionee's Stock until the end of such period.


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        4.2 REORGANIZATION. In the event of a reorganization as defined in this
Section 4.2 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company on or after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code, the Option granted under this agreement shall become exercisable in full upon the Committee giving the Optionee the notice provided for in subparagraph 11.3 of the Plan, notwithstanding the cumulative schedule set forth in subsection 4.1(b) above, and such Option shall terminate upon the consummation of such reorganization. The term "reorganization" as used in this subsection 4.2 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

        4.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price as provided in Section 6 below. The Notice of Exercise provided in Exhibit A may be used by Optionee to exercise the Option.

        No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law, including all tax withholding laws, and the requirements of any stock exchange upon which the Shares may then be listed.

5. OPTIONEE'S REPRESENTATIONS. If the Optionee is a resident or citizen of the United States of America, then in the event the Shares purchasable pursuant to the exercise of this Option are not registered under the Securities Act of 1933, as amended, at the time this Option is exercised, then (a) the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Optionee's investment representation statement in such form as may be required in the opinion of the Company's legal counsel to comply with applicable state and federal securities laws and (b) the certificate(s) representing the Shares may be endorsed with the following or a similar legend:
"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the "Act") or the securities laws of any state ("State") of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States of America unless such shares are (i) registered under the Act and any applicable State securities act (a "State Act"), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S."


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6. METHOD OF PAYMENT. Payment of the exercise price shall be by way of certified check or money order, or other form of payment acceptable to Genetronics, Inc., in United States funds, made payable to Genetronics, Inc., a wholly owned affiliate of the Company, in an amount equal to the full purchase price of the number of Shares specified in the notice of exercise.

7. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would violate any applicable federal or state securities or other law or regulation, or the rules, regulations or listing requirements of any stock exchange upon which the shares are listed or included.

8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's Guardian, if any, as provided in the Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. EARLY DISPOSITION OF STOCK. The Optionee understands that if the Optionee disposes of any Shares received under this Option within two (2) years after the date of this agreement or within one year after such Shares were transferred to the Optionee, the Optionee may be treated for United States of America federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to Optionee over the price paid for the Shares. The Optionee hereby agrees to notify the Company in writing within fifteen (15) days after the date of any such disposition.

10. NOT EMPLOYMENT AGREEMENT. This agreement is not an employment agreement, and nothing contained in this agreement shall obligate the Company or an Affiliate of the Company to retain the Optionee as an employee, officer, director, or consultant for any period, nor shall this agreement interfere in any way with the right of the Company or Affiliates of the Company to reduce the Optionee's compensation.

DATE OF GRANT:  _________________

                                         GENETRONICS BIOMEDICAL LTD.



                                         By:___________________________________




Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto; represents that Optionee is familiar with the terms and provisions of the Plan; and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee further acknowledges


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that if the Plan has not been approved by the Company's shareholders on the date of grant of this Option, this Option is not exercisable until such approval has been obtained.

OPTIONEE:


__________________________________________________Date Signed:__________________



Address:

__________________________________

__________________________________





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                                    EXHIBIT A
NOTICE OF EXERCISE


Genetronics Biomedical, Ltd.
11199 Sorrento Valley Road
San Diego, California 92121

Date of Exercise: _______________

Ladies and Gentlemen:

        This constitutes notice under my stock option agreement that I elect to purchase the number of shares for the price set forth below.

        Type of option (check one): Incentive (ISO)[ ] Nonstatutory (non-ISO)[ ]

        Stock option grant date:            _______________

        Number of shares to which
        option is exercised:                _______________

        Exercise price per share:           $______________

        Total exercise price:               $______________

        Certificates to be
        issued in name and address of:      ___________________________________

                                            ___________________________________

        Cash payment delivered:             $______________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the stock option plan under which my options were granted, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

                                             Very truly yours,

                                             __________________________________

                                             __________________________________
                                             Social Security Number



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                                                                         NON-ISO

                           GENETRONICS BIOMEDICAL LTD.

                       NONSTATUTORY STOCK OPTION AGREEMENT

        Genetronics Biomedical Ltd. (the "Company") on August 25, 2000, has granted to ____________________________ (the "Optionee"), an option to purchase a total of___________________ shares of Common Stock, at the price set out herein, and, except as otherwise specifically provided herein, in all respects subject to the terms, definitions and provisions of the 2000 Stock Option Plan (the "2000 Plan") adopted by the Company which is incorporated herein by reference. Terms defined in the 2000 Plan shall have the same defined meanings herein.

        1. NATURE OF THE OPTION. This Option is granted in connection with and in furtherance of the Company's compensatory benefit plan for employees (including officers), directors and consultants and is intended to: (i) comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act, (ii) satisfy the requirements of Section 25102(o) of the California Corporate Securities Law of 1968, as amended, and
(iii) not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        2. TERM OF OPTION. This Option is for a term of ten (10) years, expiring on __________________, (the "Expiry Date").

        3. EXERCISE PRICE. The exercise price is $_______ (US funds) for each share of Common Stock.

        4. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of the 2000 Plan as follows:

               4.1 RIGHT TO EXERCISE.

                      (a) Subject to subsection 4.1(b) below, this Option shall be exercisable as follows:

                             (i) immediately, as to all of the Shares subject to
the Option, and ending on the Expiry Date, provided that, if on the Date of Grant of this Option the 2000 Plan has not been approved by the Company's shareholders, this Option shall not be exercisable until such approval has been obtained.

                      (b) This Option may not be exercised for a fraction of a share.

                      (c) In the event of the Optionee's death, disability, or termination of service with the Company, the exercisability of this Option is governed by the provisions of the 2000 Plan.


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                      (d) By exercising this Option the Optionee agrees that the
Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Optionee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by the Optionee, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Optionee's Stock until the end of such period.

               4.2 REORGANIZATION. In the event of a reorganization as defined in this Section 4.2 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company on or after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code, the Option granted under this agreement shall become exercisable in full upon the Committee giving the Optionee the notice provided for in subparagraph 11.3 of the Plan, notwithstanding the cumulative schedule set forth in subsection 4.1(b) above, and such Option shall terminate upon the consummation of such reorganization. The term "reorganization" as used in this subsection 4.2 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

               4.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the 2000 Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price as provided in Section 6 below. The Notice of Exercise provided in Exhibit A may be used by Optionee to exercise the Option.

        No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law, including all tax withholding laws, and the requirements of any stock exchange upon which the Shares may then be listed.

        5. OPTIONEE'S REPRESENTATIONS. If the Optionee is a resident or citizen of the United States of America, then in the event the Shares purchasable pursuant to the exercise of this Option are not registered under the Securities Act of 1933, as amended, at the time this


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Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Optionee's investment representation statement in such form as may be required in the opinion of the Company's legal counsel to comply with applicable state and federal securities laws.

        6. METHOD OF PAYMENT. Payment of the exercise price shall be by way of check, in United States funds, made payable to the Company in an amount equal to the full purchase price of the number of Shares specified in the notice of exercise.

        7. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would violate any applicable federal or state securities or other law or regulation, or the rules, regulations or listing requirements of any stock exchange upon which the shares are listed or included.

        8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's Guardian, if any, as provided in the 2000 Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        9. TAXATION UPON EXERCISE OF OPTION. The Optionee understands that, if the Optionee is subject to the Code, then pursuant to certain provisions of the Code and upon exercise of this Option, the Optionee must recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If this is the case, the Company will withhold tax from Optionee's current compensation with respect to such income. If the Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option.




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        10. NOT EMPLOYMENT AGREEMENT. This agreement is not an employment agreement, and nothing contained in this agreement shall obligate the Company or an Affiliate of the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this agreement interfere in any way with the right of the Company or Affiliates of the Company to reduce the Optionee's compensation.

DATE OF GRANT:________________________

                                       GENETRONICS BIOMEDICAL LTD.


                                       By:_____________________________________



Optionee acknowledges receipt of a copy of the 2000 Plan, a copy of which is annexed hereto; represents that Optionee is familiar with the terms and provisions of the 2000 Plan; and hereby accepts this Option subject to all of the terms and provisions of the 2000 Plan. Optionee further acknowledges that if the 2000 Plan has not been approved by the Company's shareholders on the date of grant of this Option, this Option is not exercisable until such approval has been obtained.

OPTIONEE:

__________________________________




18.2

Address


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                                    EXHIBIT A

                               NOTICE OF EXERCISE

Genetronics Biomedical, Ltd.
11199 Sorrento Valley Road
San Diego, California 92121                    Date of Exercise:_______________


Ladies and Gentlemen:

        This constitutes notice under my stock option agreement that I elect to purchase the number of shares for the price set forth below.

        Type of option (check one):     Incentive (ISO) [ ]   Nonstatutory
                                                              (non-ISO) [ ]
        Stock option grant date:        _______________

        Number of shares to which
        option is exercised:            _______________

        Exercise price per share:       $______________

        Total exercise price:           $______________

        Certificates to be
        issued in name and address of:  ___________________________________

                                        ___________________________________

           Cash payment delivered:      $______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the stock option plan under which my options were granted, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

                                           Very truly yours,

                                           ____________________________________

                                           ____________________________________
                                           Social Security Number




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